Exhibit 99.1

PRESS RELEASE

AbbVie to Acquire ImmunoGen, including its Flagship Cancer Therapy ELAHERE® (mirvetuximab soravtansine-gynx), Expanding Solid Tumor Portfolio

•	Proposed acquisition will accelerate AbbVie’s entry into the commercial market for ovarian cancer

•	ELAHERE® is a first-in-class antibody-drug conjugate (ADC) approved for platinum-resistant ovarian cancer

•	ImmunoGen’s late-stage development programs for ELAHERE provide opportunity to expand into earlier lines of therapy and additional patient populations

•	ImmunoGen’s follow-on pipeline complements AbbVie’s oncology portfolio, which has the potential to be transformative across multiple solid tumors and hematologic malignancies

•	Transaction valued at $31.26 per share in cash, for a total equity value of approximately $10.1 billion

•	AbbVie to hold an investor conference call at 8:00 a.m. CT

NORTH CHICAGO, Ill., and WALTHAM, Mass., Nov. 30, 2023 – AbbVie Inc. (NYSE: ABBV) and ImmunoGen, Inc. (NASDAQ: IMGN) today announced a definitive agreement under which AbbVie will acquire ImmunoGen, and its flagship cancer therapy ELAHERE® (mirvetuximab soravtansine-gynx), a first-in-class antibody-drug conjugate (ADC) approved for platinum-resistant ovarian cancer (PROC). The acquisition accelerates AbbVie’s commercial and clinical presence in the solid tumor space. Additionally, ImmunoGen’s follow-on pipeline of promising next-generation ADCs further complements AbbVie’s ADC platform and existing programs.

Under the terms of the transaction, AbbVie will acquire all outstanding shares of ImmunoGen for $31.26 per share in cash. The transaction values ImmunoGen at a total equity value of approximately $10.1 billion. The boards of directors of both companies have approved the transaction. This transaction is expected to close in the middle of 2024, subject to ImmunoGen shareholder approval, regulatory approvals, and other customary closing conditions.

“The acquisition of ImmunoGen demonstrates our commitment to deliver on our long-term growth strategy and enables AbbVie to further diversify our oncology pipeline across solid tumors and hematologic malignancies,” said Richard A. Gonzalez, chairman and chief executive officer, AbbVie. “Together, AbbVie and ImmunoGen have the potential to transform the standard of care for people living with cancer.”

ImmunoGen’s oncology portfolio has the potential to help drive long-term revenue growth for AbbVie’s oncology franchise. Ovarian cancer is the leading cause of death from gynecological cancers in the U.S. ELAHERE is the first targeted medicine to show meaningful survival benefit in PROC. As a fast-growing solid tumor therapy, ELAHERE provides AbbVie with a potential multi-billion-dollar on-market medicine with expansion opportunities in earlier lines of therapy and larger segments of the ovarian cancer market.

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064

“With global commercial infrastructure and deep clinical and regulatory expertise, AbbVie is the right company to accelerate geographic and label expansion, and realize the full potential of ELAHERE as the first and only ADC approved in ovarian cancer,” said Mark Enyedy, president and chief executive officer, ImmunoGen. “The addition of ImmunoGen’s pipeline, platform, and expertise to AbbVie’s oncology portfolio is an exciting opportunity for the combined companies to advance innovation in ADCs. This transaction is the culmination of our 40-year commitment to develop and deliver the next-generation of ADCs and more good days for people living with cancer."

ELAHERE is a first-in-class ADC targeting folate receptor alpha (FRα) with a maytansinoid payload DM4, a potent tubulin inhibitor designed to kill the targeted cancer cells. ELAHERE received U.S. Food and Drug Administration (FDA) accelerated approval in 2022 for the treatment of adult patients with FRα positive, platinum-resistant epithelial ovarian, fallopian tube, or primary peritoneal cancer, who have received one to three prior systemic treatment regimens. The positive Phase 3 results from the MIRASOL confirmatory trial will support a Marketing Authorization Application (MAA) to the European Union and a supplemental Biologic License Application (sBLA) submission to the U.S. FDA in order to gain full approval. Ongoing clinical development programs are underway to expand into earlier lines of therapy and enter other large patient segments of the ovarian market over the next 5-10 years.

ImmunoGen’s follow-on pipeline of promising next-generation ADCs expands AbbVie’s growing oncology pipeline of potentially transformative programs across multiple different solid tumors and hematologic malignancies. ImmunoGen’s Phase 1 asset, IMGN-151, is a next-generation anti-FRα ADC for ovarian cancer with the potential for expansion into other solid tumor indications. Pivekimab sunirine, currently in Phase 2, is an anti-CD123 ADC targeting blastic plasmacytoid dendritic cell neoplasm (BPDCN), a rare blood cancer, which was granted FDA breakthrough therapy designation for the treatment of relapsed/refractory BPDCN.

Transaction Terms

AbbVie will acquire all outstanding ImmunoGen common stock for $31.26 per share in cash. The proposed transaction is subject to customary closing conditions, including receipt of regulatory approvals and approval by ImmunoGen stockholders. The proposed transaction is expected to be accretive to diluted earnings per share (EPS) beginning in 2027.

Conference Call Details

AbbVie will host an investor conference call today at 8:00 a.m. CT to discuss this transaction. The call will be webcast through AbbVie’s Investor Relations website at investors.abbvie.com. An archived edition of the call will be available after 9:00 a.m. CT. Presentation materials for the investor conference call are available here.

Advisors

AbbVie’s lead financial advisor is J.P. Morgan Securities LLC, which has delivered a fairness opinion for the transaction and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Morgan Stanley & Co. LLC is also serving as a financial advisor to AbbVie.

ImmunoGen’s financial advisors are Goldman Sachs & Co. LLC and Lazard, and Ropes & Gray LLP is serving as legal advisor.

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064

About AbbVie in Oncology

At AbbVie, we are committed to transforming standards of care for multiple blood cancers while advancing a dynamic pipeline of investigational therapies across a range of tumor types. Our dedicated and experienced team joins forces with innovative partners to accelerate the delivery of potentially breakthrough medicines. We are evaluating more than 20 investigational medicines in over 300 clinical trials across some of the world's most widespread and debilitating cancers. As we work to have a remarkable impact on people's lives, we are committed to exploring solutions to help patients obtain access to our cancer medicines. For more information, please visit www.abbvie.com/oncology.

About AbbVie

AbbVie's mission is to discover and deliver innovative medicines and solutions that solve serious health issues today and address the medical challenges of tomorrow. We strive to have a remarkable impact on people's lives across several key therapeutic areas – immunology, oncology, neuroscience, and eye care – and products and services in our Allergan Aesthetics portfolio. For more information about AbbVie, please visit us at www.abbvie.com. Follow @abbvie on LinkedIn, Facebook, Instagram, X (formerly Twitter), and YouTube.

About ImmunoGen

ImmunoGen is developing the next generation of antibody-drug conjugates (ADCs) to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer our patients more good days. We call this our commitment to TARGET A BETTER NOW™.

Learn more about who we are, what we do, and how we do it at www.immunogen.com.

Forward-Looking Statements

Some statements in this news release, including those relating to the proposed acquisition of ImmunoGen by AbbVie, are, or may be considered, forward-looking statements. The words "believe," "expect," "anticipate," "project" and similar expressions and uses of future or conditional verbs, generally identify forward-looking statements. AbbVie and ImmunoGen caution that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals and failure to obtain the requisite vote by ImmunoGen stockholders) in the anticipated timeframe or at all, including the possibility that the proposed acquisition does not close, the possibility that competing offers may be made, risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, disruption from the transaction making it more difficult to maintain business and operational relationships, negative effects of this announcement or the consummation of the proposed acquisition on the market price of AbbVie’s common stock and/or operating results, significant transaction costs, unknown liabilities, the risk of litigation and/or regulatory actions related to the proposed acquisition or ImmunoGen’s business, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect AbbVie's and ImmunoGen’s operations is set forth in Item 1A, "Risk Factors," of AbbVie's 2022 Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (the “SEC”), as updated by its subsequent Quarterly Reports on Form 10-Q and in Item 1A, “Risk Factors,” of ImmunoGen’s 2022 Annual Report on Form 10-K, which has been filed with the SEC, as updated by its subsequent Quarterly Reports on Form 10-Q, respectively. Neither AbbVie nor ImmunoGen undertakes any obligation, and each specifically declines, to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064

About ELAHERE (mirvetuximab soravtansine-gynx)

ELAHERE (mirvetuximab soravtansine-gynx) is a first-in-class ADC comprising a folate receptor alpha-binding antibody, cleavable linker, and the maytansinoid payload DM4, a potent tubulin inhibitor designed to kill the targeted cancer cells.

ELAHERE is indicated for the treatment of adult patients with folate receptor-alpha (FRα) positive, platinum-resistant epithelial ovarian, fallopian tube, or primary peritoneal cancer, who have received one to three prior systemic treatment regimens. Select patients for therapy based on an FDA-approved test. This indication is approved under accelerated approval based on tumor response rate and durability of response. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory trial.

The prescribing information includes a boxed warning. ELAHERE can cause severe ocular toxicities, including visual impairment, keratopathy, dry eye, photophobia, eye pain, and uveitis. Conduct an ophthalmic exam including visual acuity and slit lamp exam prior to initiation of ELAHERE, every other cycle for the first 8 cycles, and as clinically indicated. Administer prophylactic artificial tears and ophthalmic topical steroids. Withhold ELAHERE for ocular toxicities until improvement and resume at the same or reduced dose. Discontinue ELAHERE for Grade 4 ocular toxicities.

Serious adverse reactions occurred in 31% of patients. The most common (≥2%) serious adverse reactions were intestinal obstruction (8%), ascites (4%), infection (3%), and pleural effusion (3%). Fatal adverse reactions occurred in 2% of patients, including small intestinal obstruction (1%) and pneumonitis (1%).The most common (≥20%) adverse reactions, including laboratory abnormalities, were vision impairment, fatigue, increased aspartate aminotransferase, nausea, increased alanine aminotransferase, keratopathy, abdominal pain, decreased lymphocytes, peripheral neuropathy, diarrhea, decreased albumin, constipation, increased alkaline phosphatase, dry eye, decreased magnesium, decreased leukocytes, decreased neutrophils, and decreased hemoglobin.

Please see full Prescribing Information, including Boxed Warning for ELAHERE.

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064

Additional Information and Where to Find It

In connection with the proposed transaction, ImmunoGen plans to file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by ImmunoGen with the SEC. BEFORE MAKING ANY VOTING DECISION, IMMUNOGEN’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY IMMUNOGEN WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at ImmunoGen’s stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction should be made only on the basis of the information contained in ImmunoGen’s proxy statement. Shareholders may obtain a free copy of the proxy statement and other documents the Company files with the SEC (when they are available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at investor.immunogen.com copies of materials it files with, or furnishes to, the SEC.

The proposed transaction will be implemented solely pursuant to the merger agreement, which contains the full terms and conditions of the proposed transaction.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

ImmunoGen and its directors, executive officers and certain employees and other persons may be deemed to be “participants” in the solicitation of proxies from shareholders of ImmunoGen in favor of the proposed transaction. Information about ImmunoGen’s directors and executive officers is set forth in ImmunoGen’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2023 and in ImmunoGen’s Current Report on Form 8-K filed with the SEC on September 18, 2023. Additional information concerning the interests of ImmunoGen’s participants in the solicitation, which may, in some cases, be different than those of ImmunoGen’s stockholders generally, will be set forth in ImmunoGen’s proxy statement relating to the proposed transaction when it becomes available. These documents are available free of charge at the SEC’s website at www.sec.gov and at investor.immunogen.com.

AbbVie Contacts:	ImmunoGen Contacts:

Media:	Media:
Jane Woo	Courtney O’Konek
jane.woo@abbvie.com	Courtney.OKonek@immunogen.com

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064

Investors:	Investors:
Liz Shea	Lauren White
liz.shea@abbvie.com	Lauren.White@immunogen.com

AbbVie Inc.	+1 (847) 938-9190
1 North Waukegan Road	abbvie.com
North Chicago, IL 60064